UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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NAUTILUS, INC.

(Name of Registrant as Specified In Its Charter)

SHERBORNE INVESTORS LP, SHERBORNE INVESTORS GP, LLC, SHERBORNE INVESTORS MANAGEMENT LP, SHERBORNE INVESTORS MANAGEMENT GP, LLC, SHERBORNE STRATEGIC FUND A, LLC, SHERBORNE STRATEGIC FUND B, LLC, NOTTINGHAM INVESTORS LLC AND EDWARD J. BRAMSON

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SHERBORNE STRATEGIC FUND A, LLC
SHERBORNE STRATEGIC FUND B, LLC
NOTTINGHAM INVESTORS LLC
135 East 57th Street
New York, NY 10022

September 20, 2007

Via Facsimile and Registered Mail,
  Return Receipt Requested

Mr. Robert Falcone
Interim Chairman and Chief
  Executive Officer
Mr. William D. Meadowcroft
Chief Financial Officer, Secretary
  and Treasurer
Nautilus, Inc.
16400 S.E. Nautilus Drive
Vancouver, Washington 98683

Re:	Demand for Special Meeting of Shareholders Pursuant to Section 23B.07.020 of theWashington Business Corporation Act and Section 1.2 of the Bylaws of Nautilus, Inc.

Gentlemen:

Pursuant to Section 23B.07.020 of the Washington Business Corporation Act and Section 1.2 of the Amended and Restated Bylaws (the “Bylaws”) of Nautilus, Inc. (the “Company”), Sherborne Strategic Fund A, LLC, a Delaware limited liability company (“Strategic Fund A”), Sherborne Strategic Fund B, LLC, a Delaware limited liability company (“Strategic Fund B”), and Nottingham Investors LLC, a Delaware limited liability company (“Nottingham” and, together with Strategic Fund A and Strategic Fund B, the “Funds”), hereby demand a special meeting of shareholders of the Company (the “Special Meeting”) as the beneficial and/or record owners on the date hereof of 7,405,455 shares of common stock, no par value, of the Company (the “Shares”) in the aggregate for the purpose of voting on the following proposals:

•
Proposal 1 - To remove each of the following four incumbent members of the Company’s board of directors (the “Board”) and any other person elected or appointed to the Board by the members of the Board since April 4, 2007 to fill any vacancy on the Board or any newly-created directorships:

o	Peter A. Allen;
o	Evelyn Follit;

o	Donald W. Keeble; and
o	Diane L. Neal.

•
Proposal 2– To amend Section 2.4 of Article II of the Bylaws, as set forth on Schedule I to this demand, to provide that any vacancies on the Board resulting from the removal of directors by the shareholders of the Company may not be filled by the Board and shall only be filled by the shareholders of the Company.

•
Proposal 3- To amend Section 2.2 of Article II of the Bylaws, as set forth on Schedule I to this demand, to fix the number of directors serving on the Board at seven; provided, however, that such number may be decreased (but not increased) pursuant to resolution of the Board.

•	Proposal 4 - To the extent shareholders vote to remove incumbent directors pursuant to Proposal 1 above, to elect the following four nominees to the Board:

o	Edward J. Bramson;
o	Gerard L. Eastman;
o	Michael A. Stein; and
o	Richard A. Horn;

provided, however, to the extent shareholders approve the removal of some, but fewer than all, of the incumbent directors listed in Proposal 1, the nominees above are proposed to be elected to the Board in the following order until all of the vacancies created by the removal of incumbent directors pursuant to Proposal 1 are filled:  nominee Bramson, nominee Eastman, nominee Stein and nominee Horn.

•	Proposal 5– To adjourn the Special Meeting, if necessary, for the purposes of soliciting additional proxies to vote in favor of Proposals 1 through 4.

Proposals 1, 2, 3, 4 and 5 are collectively referred to herein as the “Proposals.”

Address of Shareholders Making Demand

The address for each of the Funds is 135 East 57th Street, New York, NY 10022.

Class and Number of Shares of Capital Stock

The Funds own an aggregate 7,405,455 Shares, consisting of 6,624,478 Shares held of record by the Funds and 780,977 Shares beneficially owned by the Funds but held in “street name.”  For your information, we attach hereto as Exhibit A copies of the stock certificates evidencing the 6,624,478 Shares held of record by the Funds.

Arrangements or Understandings with Other Persons

Other than as set forth below, no arrangements or understandings exist between the Funds and any other person in connection with the Proposals and no other person has a material interest in the Proposals, other than the indirect interests of investors in the Funds.  The following describes the individual ownership of Shares by each of the Funds and the relationships between the Funds and the persons that control the Funds:

•	Strategic Fund A owns of record and/or beneficially approximately 632,944.239 Shares;

•	Strategic Fund B owns of record and/or beneficially approximately 949,416.358 Shares;

•	Nottingham owns of record and/or beneficially approximately 5,823,094.400 Shares;

•	Sherborne Investors LP (the “Managing Member”), a Delaware limited partnership, is the managing member of each of the Funds;

•	Sherborne Investors GP, LLC (“Sherborne Investors GP”), a Delaware limited liability company, is the general partner of the Managing Member;

•	Sherborne Investors Management LP (“Sherborne Management”), a Delaware limited partnership, is the investment manager to the Funds;

•	Sherborne Investors Management GP, LLC (“Sherborne Management GP”), a Delaware limited liability company, is the general partner of Sherborne Management;

•	Edward J. Bramson (“Bramson”), is the managing member of Sherborne Investors GP and Sherborne Management GP; and

•	Mr. Craig L. McKibben and Mr. Gerard L. Eastman are managing directors of Sherborne Investors GP and Sherborne Management GP.

The Funds, the Managing Member, Sherborne Investors GP, Sherborne Management, Sherborne Management GP, Bramson, Craig L. McKibben and Gerard L. Eastman are collectively referred to herein as “Sherborne.”  As described in the Schedule 13D filed by the Funds, the Managing Member, Sherborne Investors GP, Sherborne Management, Sherborne Management GP and Bramson with the U.S. Securities and Exchange Commission on July 26, 2007 and amended on July 31, 2007, August 24, 2007, September 4, 2007 and September 14, 2007 (the “Schedule 13D”), Sherborne seeks to improve the business, operations, financial condition and strategic direction of the Company.

Appearance at the Special Meeting

Each of the Funds intends to appear in person or by proxy at the Special Meeting to bring the Proposals before the Special Meeting.

Persons to Contact with Respect to the Proposals

Should you have any questions with respect to the foregoing, please do not hesitate to contact Michael L. Zuppone (212-318-6906) or Keith D. Pisani (212-318-6053) of Paul, Hastings, Janofsky & Walker LLP, outside counsel to Sherborne.

SHERBORNE STRATEGIC FUND A, LLC

By:	SHERBORNE INVESTORS LP, its managing member

By:	SHERBORNE INVESTORS GP, LLC, its general partner

By:	/s/ Craig L. McKibben
Name: Craig L. McKibben
Title: Managing Director

SHERBORNE STRATEGIC FUND B, LLC

By:	SHERBORNE INVESTORS LP, its managing member

By:	SHERBORNE INVESTORS GP, LLC, its general partner

By:	/s/ Craig L. McKibben
Name: Craig L. McKibben
Title: Managing Director

NOTTINGHAM INVESTORS LLC

By:	SHERBORNE INVESTORS LP, its managing member

By:	SHERBORNE INVESTORS GP, LLC, its general partner

By:	/s/ Craig L. McKibben
Name: Craig L. McKibben
Title: Managing Director

Important Information

Sherborne Investors LP, Sherborne Investors GP, LLC, Sherborne Investors Management LP, Sherborne Investors Management GP, LLC, Sherborne Strategic Fund A, LLC, Sherborne Strategic Fund B, LLC, Nottingham Investors LLC, Edward J. Bramson (collectively the “Filing Persons”), Gerard L. Eastman, Michael A. Stein, Richard A. Horn and Craig L. McKibben are participants in the solicitation of stockholders of Nautilus, Inc.  The Filing Persons intend to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of Nautilus, Inc. in connection with special meeting of stockholders that has been demanded by certain of the Filing Persons.  Security holders are advised to read that proxy statement when it becomes available because it will contain important information. The proxy statement along with any other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, by contacting Lilias Kim at 212-318-6375, or by sending an email to liliaskim@paulhastings.com.  Quantified information relating to the security holdings of the Filing Persons may be found in the Schedule 13D of the Filing Persons originally filed on July 26, 2007, as amended on July 31, 2007, August 24, 2007, September 4, 2007, September 14, 2007 and September 21, 2007 and as it may be further amended.  Messrs. Eastman, Stein, Horn and McKibben do not individually own any securities of Nautilus, Inc.

SCHEDULE I

PROPOSED AMENDMENTS
TO THE AMENDED AND RESTATED BYLAWS OF NAUTILUS, INC.

Proposed Amendment to Bylaws to Allow Only the Shareholders to Fill any Vacancies on the Nautilus, Inc. Board Resulting From the Removal of Directors by the Shareholders

Section 2.4 of Article II of the Amended and Restated Bylaws of Nautilus, Inc. is amended and restated in its entirety as follows (proposed new language appears in italics; deleted characters appear as struck through):

"2.4.          Vacancies. Except as otherwise provided in this Section 2.4, ~~A~~any vacancy occurring in the Board of Directors (whether caused by resignation, death, an increase in the number of directors, or otherwise) may be filled by the shareholders or the Board of Directors. If the directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office.  Notwithstanding the foregoing, any vacancies occurring in the Board of Directors resulting from removal of members of the Board of Directors by the shareholders may not be filled by the Board of Directors and shall only be filled by the affirmative vote of the shareholders of the corporation entitled to vote generally in the election of directors, voting together as a single class.  A director elected to fill any vacancy shall hold office until the next shareholders meeting at which directors are elected.”

Proposed Amendment to Bylaws to Fix Number of Directors Serving on the Nautilus, Inc. Board At Seven (7).

Section 2.2 of Article II of the Amended and Restated Bylaws of Nautilus, Inc. is amended and restated in its entirety as follows (proposed new language appears in italics; deleted characters appear as struck through):

"2.2           Number of Directors, Qualification.  The authorized number of directors of the Corporation shall be fixed at seven (7); provided, however, that such number may be decreased (but not increased) pursuant to resolution of the Board of Directors.~~The number of directors of the corporation shall be not less than five (5) nor more than fifteen (15), the specific number to be set by resolution of the Board of Directors.~~ No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. No director need be a shareholder of the corporation or a resident of the State of Washington."

EXHIBIT A

See attached.

[Stock certificate No. 116 of Nautilus, Inc. representing 566,194 shares of common stock with no par value registered in the name of Sherborne Strategic Fund A, LLC]

[Stock certificate No. 117 of Nautilus, Inc. representing 5,208,993 shares of common stock with no par value registered in the name of Nottingham Investors LLC]

[Stock certificate No. 118 of Nautilus, Inc. representing 849,291 shares of common stock with no par value registered in the name of Sherborne Strategic Fund B, LLC]

September 20, 2007

Mr. Donald W. Keeble
Director
Nautilus, Inc.
16400 SE Nautilus Drive
Vancouver, WA 98683

Dear Don,

Thank you for your email.  I am disappointed to hear that the board will be unable to respond to us this week as you had previously indicated.  We of course hope that the board’s decision will be favorable.

As we discussed with you last week, if we are unable to reach a satisfactory agreement on board representation, we think the appropriate course of action would be to consult shareholders directly regarding the future composition of the board.

There are a number of uncertainties and major decisions facing Nautilus at the moment, including the debt position, the Land America transaction, and the appointment of a permanent chief executive with the appropriate qualifications and strategic outlook.  I am sure you would agree that prolonged uncertainty is not good for the company or any of its stakeholders.

The time required to complete a shareholder vote is, regrettably, quite lengthy and if such a vote were required, it would not be in anyone’s interest to delay it beyond year end.  To stay on this timetable essentially requires that a meeting of shareholders be initiated now.  Accordingly, we are today sending to the company a demand for a special meeting of shareholders to remove the existing directors other than the Interim Chief Executive Officer, the Lead Independent Director, and the Chairman of the Audit Committee.  The resolutions would also seek to appoint four new directors, two of whom would be affiliates of Sherborne Investors and two who would be new independent directors.

We have appreciated the opportunity to meet with the members of the Nominating Committee and hope that we answered all of your questions concerning our previous experience in successful operational turnaround situations of the kind that Nautilus currently faces.  We continue to be enthusiastic about working actively with Nautilus to develop and execute a turnaround plan that will fully realize the company’s potential.

We recognize that the board has a process that it follows in considering the appointment of new directors and understand that it may take more time for you to complete it.  In the meantime, the process of calling a special meeting of shareholders will continue.

We look forward to hearing from you in due course.

Yours sincerely,

/s/ Edward Bramson

Edward J. Bramson

Important Information

Sherborne Investors LP, Sherborne Investors GP, LLC, Sherborne Investors Management LP, Sherborne Investors Management GP, LLC, Sherborne Strategic Fund A, LLC, Sherborne Strategic Fund B, LLC, Nottingham Investors LLC, Edward J. Bramson (collectively the “Filing Persons”), Gerard L. Eastman, Michael A. Stein, Richard A. Horn and Craig L. McKibben are participants in the solicitation of stockholders of Nautilus, Inc.  The Filing Persons intend to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of Nautilus, Inc. in connection with special meeting of stockholders that has been demanded by certain of the Filing Persons.  Security holders are advised to read that proxy statement when it becomes available because it will contain important information. The proxy statement along with any other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, by contacting Lilias Kim at 212-318-6375, or by sending an email to liliaskim@paulhastings.com.  Quantified information relating to the security holdings of the Filing Persons may be found in the Schedule 13D of the Filing Persons originally filed on July 26, 2007, as amended on July 31, 2007, August 24, 2007, September 4, 2007, September 14, 2007 and September 21, 2007 and as it may be further amended.  Messrs. Eastman, Stein, Horn and McKibben do not individually own any securities of Nautilus, Inc.